CVD Equipment Corporation Expands First Nano Laboratory

Ronkonkoma, NY, December 12, 2007 - CVD Equipment Corporation (NASDAQ: CVV) announced today that it has signed a contract to purchase a 13,300 square foot facility in Ronkonkoma, NY for expansion of it's First Nano Laboratory in Q1, 2008. The larger facility will enable First Nano, a division of CVD Equipment Corporation, to work with multiple startup and established companies in the Nano, Solar, Energy and Semiconductor fields for commercialization of their Intellectual Property (IP).

Mr. Rosenbaum, President of CVD, said, "The relocation of our First Nano Laboratory into larger quarters will enable us to perform on multiple projects to accelerate commercialization of tomorrow's technologies in nano and solar applications, and to expand the capabilities of our current in-house process and equipment research. The laboratory will contain First Nano's innovative process systems for Carbon Nanotube, Nanowire, Nanomaterial and Solar applications. The laboratory is located one (1) block from our design and manufacturing facility. This proximity promotes close cooperation with our process equipment development team to enable us to quickly conceive and implement specific process equipment customizations to rapidly advance each project"

"Bright ideas often fail to reach commercialization when an equipment design solution resulting in acceptable quality, productivity and yield is not developed within a given time frame" said Dr. Karlheinz Strobl, VP of Businesses Development. "New ideas and concepts can be prototyped and validated much faster, for less cost, and most importantly at lower risk, by utilizing the available equipment in our laboratory and using the expertise of our process engineers and scientists. This expansion enables more companies to privately validate their concepts and prototype at least part of their production processes thereby accelerating their path to commercialization."

About CVD Equipment Corporation;
CVD Equipment Corporation (NASDAQ: CVV) is a designer and manufacturer of standard and custom state-of-the-art equipment used in the development, design and manufacture of advanced electronic components, materials and coatings for research and industrial applications. We offer a broad range of chemical vapor deposition, gas control, and other equipment that is used by our customers to research, design and manufacture semiconductors, solar cells, carbon nanotubes, nanowires, LEDs, MEMS, industrial coatings and equipment for surface mounting of components onto printed circuit boards.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, industry specific and general business conditions, competitive market conditions, success of CVD Equipment Corporation's growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers, failure to satisfy customer acceptance requirements and other risk factors described in CVD Equipment Corporation's SEC filings. All forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof and CVD Equipment Corporation assumes no obligation to update this press release.

For further  information:  Contact:  CVD Equipment  Corporation,  Karen Hamberg,
Phone: 631 981-7081, Fax: 631 981-7095 or email: info@cvdequipment.com